UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 19, 2010

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement

On August 19, 2010, the Board of Directors of Hardinge Inc. authorized the Company to enter into an Employment Agreement with Mr. James P. Langa, the Company’s Vice President - Engineering, Quality and Strategic Servicing (the “Employment Agreement”).  The Employment Agreement is effective September 1, 2010.  The initial term of employment under the Employment Agreement is for two years with automatic one-year extensions unless either party gives 60-day notice prior to the expiration of the then current term.  The Employment Agreement provides that Mr. Langa will receive a base salary at the annual rate of $185,915, subject to annual review by the Company’s Board of Directors, and a bonus in the sole and absolute discretion of the Board of Directors.  Under the Employment Agreement, Mr. Langa is eligible to participate in all pension and welfare benefit programs generally made available to Hardinge’s executive employees.

The Employment Agreement provides, prior to a change in control (as defined in the Employment Agreement), that if the Company terminates Mr. Langa without cause (as defined in the Employment Agreement) or he resigns for good reason (as defined in the Employment Agreement), then he will be entitled to severance payments equal to his base salary and health insurance for the greater of six months or the remainder of the applicable employment term, provided he tenders a release to the Company.  Following a change in control, if Mr. Langa’s employment is terminated by the Company without cause or by Mr. Langa for good reason within six months of a change in control, or by Mr. Langa for any reason more than six months following the change in control, then Mr. Langa will be entitled to severance payments equal to 1.5 times the sum of his current annual base salary and his average bonus over the prior three years and is entitled to continue participation in all Company welfare plans for a period of three years.  In the event of termination of Mr. Langa’s employment by reason of death, disability, retirement or termination by the Company for cause, he is entitled to his base salary and benefits through the date of termination of employment.

The above-described severance payments to Mr. Langa are, pursuant to the Employment Agreement, payable in installments intended to comply with Internal Revenue Code Section 409A and the regulations thereunder.  If Mr. Langa is entitled to severance payments due to a termination of employment before or not more than six months after a change in control, he will receive six months of his base salary in an immediate lump sum.  All other severance payments due to Mr. Langa will be paid in installments (if no change in control) or a combination of installments and a lump sum (following a change in control) beginning six months after termination of employment.

The Employment Agreement also contains covenants protecting the Company’s intellectual property and confidential information and restricting competition with the Company if termination of employment occurs prior to a change in control.

Item 9.01                                        Financial Statements and Exhibits

10.1                                                                        Employment Agreement between Hardinge Inc. and James P. Langa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: August 23, 2010	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: August 23, 2010	By:	/S/ DOUGLAS J. MALONE
Douglas J. Malone
Corporate Controller and Chief Accounting Officer
(Principal Accounting Officer)